SCHEDULE 14C
                               (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

	Information Statement Pursuant to Section 14(c) of the
                     Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement   [ ] Confidential, for use of the
[x] Definitive Information Statement         Commission only

                        Iron Star Development, Inc.
             -------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)  Title of each class of securities to which transaction applies:
  ..................................................................

  2)  Aggregate number of securities to which transaction applies:
  ..................................................................

  3)  Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
  ..................................................................

  4)  Proposed maximum aggregate value of transaction:
  ...................................................................

  5)  Total fee paid:
  ...................................................................

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:
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  4)  Date Filed:
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
                         Iron Star Development, Inc.
                        41-40 Union Street, Suite 6J
                          Flushing, New York 11355

                            INFORMATION STATEMENT

To the Holders of the Voting Stock:

     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Iron Star Development, Inc. have given their written consent to a resolution adopted by the Board of Directors of Iron Star to amend the certificate of incorporation so as to change the name of the company to "Xinyinhai Technology, Ltd." We anticipate that this Information Statement will be mailed on September 18, 2006 to shareholders of record. On or after October 10, 2006, the amendment of the certificate of incorporation will be filed with the Utah Division of Corporations and Commercial Code and become effective.

     The Utah Revised Business Corporation Act permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Iron Star will not hold a meeting of its shareholders to consider or vote upon the amendment of Iron Star's certificate of incorporation.


                     WE ARE NOT ASKING YOU FOR A PROXY.
                 YOU ARE REQUESTED NOT TO SEND US A PROXY.


September 18, 2006                         Tian Ling
                                        Chairman and Chief Executive Officer

                VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on August 16, 2006 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 40, 000,000 shares of common stock, par value $0.001, each of which is entitled to one vote. On the Record Date, there were 18,307,899 shares of common stock issued, outstanding and entitled to vote.

     The following table sets forth the number of shares of voting stock beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of any class of Iron Star's voting stock, as well as the ownership of such shares by each member of Iron Star's Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address of            Amount and Nature of       Percent
Beneficial Owner (1)           Beneficial Ownership (2)   of Class
----------------------------------------------------------------------
Tian Ling                          6,465,441                   35.3%
Du Song                               20,000                    0.1%
Xie Guihong                          180,000                    1.0%
Lao Chengxu                                0                     --

Executive Officers and
Directors as a Group (4 persons)   6,665,441                   36.4%
__________________________________

(1) Except as otherwise noted, the address of each shareholder is c/o Harbin Yinhai Technology Development Company Limited, No. 16
     Dalian Road, Haping Road Centralized Park, Harbin Development Zone, Harbin, P.R. China.
(2)  All shares are owned of record.


               AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                  TO CHANGE THE NAME OF THE CORPORATION

     The Board of Directors of Iron Star has adopted a resolution to change the name of the Corporation from Iron Star Development, Inc. to "Xinyinhai Technology, Ltd." The holders of shares representing a majority of the voting power of Iron Star's outstanding voting stock have given their written consent to the resolution. Under Utah corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Utah Division of Corporations and Commercial Code on or after October 10, 2006, and it will become effective at close of business on October 10, 2006 (the "Effective Date").

     The primary purpose of the name change is to represent more precisely the Corporation's business. On June 29, 2006, Iron Star completed a share exchange with Winner Sea Group Limited, a holding company which owns 90% of the capital stock of Harbin Yinhai Technology Development Company Limited ("Yinhai"), a corporation organized under the laws of the People's Republic of China. As a result of the share exchange, Iron Star indirectly owns 90% of Yinhai, which is in the business of specialty printing, primarily serving the banking and insurance industries. Yinhai also earns approximately 33% of its revenue from its position as a distributor of plasma arc cutting machinery and consumable parts manufactured in the United States. Because of this new overall direction in the Corporation's business, the Board of Directors and majority shareholder have determined to change the Corporation's name. The new name, Xinyinhai Technology, Ltd., has been chosen to reflect the Corporation's identity as a leader in the use of advanced printing technology in China.

     Certificates for the Corporation's common stock that recite the name "Iron Star Development, Inc." will continue to represent shares in the corporation after the Effective Date. If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name "Xinyinhai Technology, Ltd." after the Effective Date, he may do so by surrendering his certificate to the Corporation's Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee. Iron Star's Transfer Agent is:
                          Atlas Stock Transfer
                          5899 South State Street
                          Salt Lake City, Utah 84106
                          Telephone: (801) 266-7151


                           NO DISSENTERS RIGHTS

     Under Utah law, shareholders are not entitled to dissenters' rights with respect to the transaction described in this Information Statement.


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